SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Georgia Bancshares, Inc.

(Exact name of registrant
as specified in its charter)

Georgia	333-74710	58-2646154

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westpark Drive, Peachtree City, Georgia 30269

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 631-1114

Not Applicable

(Former name or former address, if changed since last report.)

SIGNATURES
EX-99.1 PRESS RELEASE ISSUED JULY 9, 2003

Item 5. Other Events.

On July 9, 2003, Georgia Bancshares, Inc. announced that its Board of Directors has approved a 5-for-4 stock split of its common stock in the form of a 25 percent stock dividend which is payable on or about August 20, 2003 to shareholders of record on July 25, 2003. These shareholders will receive one additional share of common stock for every four shares of common stock they hold on the record date. In lieu of fractional shares, each shareholder will be paid a cash equivalent based on the closing price of the common stock on the OTC Bulletin Board as of June 19,2003.

A copy of this press release is attached as Exhibit 99.1 to this Form 8-K

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       The following information is filed as an exhibit to the Current Report on Form 8-K:

Exhibit No. 99.1 – Description: Press release issued July 9, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA BANCSHARES, INC.

	By:	/s/ Ira P. Shepherd, III
	Name:	Ira P. Shepherd, III
	Title:	President and Chief Executive Officer

Dated: July 9, 2003

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